Exhibit 99.1

NEWS RELEASE
Contact:	Dave Oldani
Vice President, Investor Relations
(214) 721-7648

WHITEWAVE FOODS REPORTS STRONG THIRD QUARTER 2012 RESULTS

DALLAS, TX. – November 30, 2012 – The WhiteWave Foods Company (the “Company”) (NYSE: WWAV) today reported strong results for the third quarter ended September 30, 2012.

Financial Summary:

	Three Months Ended September 30,
In millions, except percentages and EPS	2012	2011	% Change
Total Net Sales
GAAP	$575	$510	13%
Pro Forma Adjusted	$581	$514	13%

Operating Income
GAAP	$43	$48	(10%)
Pro Forma Adjusted	$45	$37	23%

Income from Continuing Operations
GAAP	$26	$33	(21%)
Pro Forma Adjusted	$27	$21	31%

Diluted Earnings Per Share (EPS)
GAAP	$0.18	$0.22	(21%)
Pro Forma Adjusted	$0.16	$0.12	31%

Diluted Shares Outstanding
GAAP	150	150
Pro Forma Adjusted	174	174

The 13% percent increase in pro forma adjusted net sales reflects strong volume growth across the Company’s North American segment, particularly in its Plant-based Foods and Beverages and Coffee Creamers and Beverages platforms, each of which delivered over 20% in pro forma adjusted net sales growth. This strong growth, coupled with continued disciplined cost management, resulted in 31% pro forma adjusted diluted earnings per share growth in the third quarter of 2012. At the same time, the Company continued to make significant investments in production capacity, innovation and brand building to drive future growth.

Gregg Engles, Chairman and CEO, said, “Consistent with WhiteWave-Alpro segment results reported by Dean Foods on November 8th as part of its consolidated third quarter financial results, WhiteWave Foods continued to build on its momentum in the third quarter, delivering strong growth across the business. We successfully completed the initial public offering of WhiteWave Foods Class A common stock and have hit the ground running. We are sharply focused on executing our business plans to continue to drive growth and are excited by the prospects ahead.”

Product Category Sales

Pro forma adjusted net sales in North American Plant-based Foods and Beverages, which includes Silk® Soymilk, PureAlmond® and PureCoconut®, increased more than 20 percent in the third quarter of 2012 compared to the third quarter of 2011, driven primarily by continued strong growth of Silk PureAlmond®.

Alpro’s European Plant-based Foods and Beverages net sales increased high-single digits on a constant currency basis and declined low-single digits on a percentage basis after currency conversion.

Pro forma adjusted net sales in Premium Dairy, which includes Horizon Organic® branded milk and other products, increased mid-single digits on a percentage basis in the third quarter.

Pro forma adjusted net sales in Coffee Creamers and Beverages, which includes coffee creamers under the International Delight®, Land O’Lakes®, Silk® and Horizon Organic® brands, as well as International Delight Iced Coffee®, increased by more than 20 percent in the third quarter.

FOURTH QUARTER 2012 OUTLOOK

Building on its strong third quarter results, the Company expects continued momentum in the fourth quarter of 2012. On a percentage basis, management anticipates pro forma adjusted net sales growth in the low-double digits, pro forma adjusted segment operating income growth in the mid-teens and pro forma adjusted total operating income growth of around twenty percent, resulting in pro forma adjusted diluted EPS of between $0.16 and $0.18 or $0.58 to $0.60 for full year 2012.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company’s financial results and outlook will be held on November 30 at 9:30AM ET and may be heard live by visiting the “Webcast” section of the Company’s website at http://www.thewhitewavefoodscompany.com/investor_relations/. A slide presentation will accompany the webcast. A webcast replay will be available for approximately 45 days following the event within the Investor Relations section of the Company’s website.

INITIAL PUBLIC OFFERING, BASIS OF PRESENTATION AND NON-GAAP FINANCIAL MEASURES

The financial information in this release relates to periods that ended prior to the initial public offering representing 13.3% of the economic interest in the Company in October 2012 (the “IPO”) and the separation of our business from Dean Foods’ other businesses. As of September 30, 2012, the Company had nominal assets and no liabilities, and had conducted no operations. In October 2012, in connection with the IPO, Dean Foods contributed the capital stock of its wholly owned subsidiary WWF Operating Company (“WWF Opco”) to the Company. WWF Opco, which is now a wholly owned subsidiary of the Company, held substantially all of the assets and liabilities related to the Company’s current business. Because a discussion of the Company’s historical results would not be meaningful, except as otherwise indicated, historical financial information in this release relates to WWF Opco.

The historical financial results in this release differ from the results of the WhiteWave-Alpro segment for the same periods previously reported by Dean Foods. A reconciliation between the results reported in this release and the WhiteWave-Alpro segment results reported by Dean Foods is included in the tables below.

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we have presented certain non-GAAP financial measures, including pro forma adjusted net sales, pro forma adjusted income from continuing operations and pro forma adjusted diluted net income per share. These non-GAAP measures have been presented on a pro forma adjusted basis as if the Company had operated on an independent and stand-alone basis in all periods presented in order to facilitate meaningful evaluation of our operating performance between periods. These adjustments primarily relate to various commercial arrangements with Dean Foods in connection with the separation of the Company’s business from the rest of Dean Foods’ businesses, increased corporate costs to operate as a stand-alone public company, interest expense, completion of the IPO and the use of proceeds therefrom, non-recurring transaction costs related to the Company’s IPO and equity awards to certain of our executive officers, employees and directors. These adjustments are not necessarily indicative of our future performance and do not reflect what our actual financial performance would have been had we been a stand-alone public company during the periods presented. Further detail regarding these adjustments is included in the tables below.

ABOUT THE WHITEWAVE FOODS COMPANY

The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded Plant-based Foods and Beverages, Coffee Creamers and Beverages, and Premium Dairy products throughout North America and Europe. The Company is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly produced products. The Company’s widely-recognized, leading brands distributed in North America include Silk® Plant-based Foods and Beverages, International Delight® and LAND O LAKES® Coffee Creamers and Beverages, and Horizon Organic® Premium Dairy products. Its popular European brands of Plant-based Foods and Beverages include Alpro® and Provamel®.

CONTACTS

Investor Relations:

Dave Oldani

+1 (214) 721-7648

Media:

Molly Keveney

+1 (303) 635-4529

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, pro forma adjusted projected sales, pro forma adjusted operating income, pro forma adjusted net income, pro forma adjusted diluted earnings per share, growth of our business and expected financial performance. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the Company’s products. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

WWF Operating Company

Condensed Consolidated Statements of Operations

(Unaudited)

	GAAP		GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in Thousands, Except Share and Per Share Data)
Net sales	$550,507	$484,899	$1,601,391	$1,406,502
Net sales to related parties	24,346	24,671	79,936	77,719

Total net sales	574,853	509,570	1,681,327	1,484,221
Cost of sales	370,215	337,018	1,089,098	982,058

Gross profit	204,638	172,552	592,229	502,163
Related party license income	10,727	11,129	32,043	31,598
Operating costs and expenses:
Selling and distribution	125,551	103,881	368,408	307,578
General and administrative	46,456	31,808	121,435	99,456

Total operating costs and expenses	172,007	135,689	489,843	407,034

Operating income	43,358	47,992	134,429	126,727
Other expense (income):
Interest expense	990	2,075	3,600	7,285
Other expense (income), net	97	600	780	(170)

Total other expense	1,087	2,675	4,380	7,115

Income from continuing operations before income taxes	42,271	45,317	130,049	119,612
Income tax expense	15,979	12,180	46,066	36,309

Income from continuing operations	26,292	33,137	83,983	83,303
Gain on sale of discontinued operations, net of tax	—	3,616	—	3,616
Loss from discontinued operations, net of tax	—	(18,527)	—	(25,573)

Net income	26,292	18,226	83,983	61,346
Net loss attributable to non-controlling interest	—	11,537	—	15,925

Net income attributable to WWF Operating Company	$26,292	$29,763	$83,983	$77,271

Pro forma net income per share - basic and diluted	$0.18	$0.20	$0.56	$0.52

Weighted average shares of common stock outstanding used in computing the pro forma net income per share - basic and diluted	150,000,000	150,000,000	150,000,000	150,000,000

Unaudited Pro Forma Adjusted Condensed Consolidated Financial Information

The tables below provide certain unaudited pro forma condensed consolidated statement of operations information and certain unaudited pro forma adjusted condensed consolidated statement of operations information for the periods presented, which have been derived by application of pro forma adjustments described in our prospectus dated October 25, 2012 (the “Prospectus”) related to our initial public offering (the “IPO”) and certain other adjustments described below. The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma adjusted condensed consolidated statements of operations for all periods presented give effect to the IPO and the separation of our business from Dean Foods’ other businesses as if those transactions had occurred or had become effective as of January 1, 2011.

The adjustments below are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial information and unaudited pro forma adjusted condensed financial information are for illustrative and informational purposes only and do not purport to represent what our financial position or results of operations would have been if we had operated as a stand-alone public company during the periods presented or if the transactions had actually occurred as of the dates indicated, nor do they project our financial position at any future date or our results of operations or cash flows for any future period.

The pro forma adjustments to our historical financial information reflect the separation of our business from Dean Foods’ other businesses, the contribution of our business to us by Dean Foods and the subsequent elimination of Dean Foods’ net investment in us and other adjustments described in the notes to the tables presented.

The additional adjustments to our historical financial information reflect the incremental impact of the transitional sales agreements, stand-alone public company costs, and non-recurring transition costs, all of which are described in the notes to the tables presented. The additional adjustments are incremental to those adjustments applied in the preparation of the “Unaudited Pro Forma Condensed Consolidated Financial Information” in the Prospectus.

For the Year Ended December 31, 2011

2011	GAAP FY 2011	Pro forma adjustments		Pro forma	Additional adjustments		Pro Forma Adjusted FY 2011
	(Dollars in Thousands, Except Share and Per Share Data)
Total net sales	$2,025,751	$26,837	(a)	$2,052,588	$(8,782	)(e)	$2,043,806
Cost of sales	1,341,310	9,898	(a)	1,351,208	(21,779	)(e)	1,329,429

Gross profit	684,441	16,939		701,380	12,997		714,377
Related party license income	42,680	(42,680	)(b)	—	—		—
Operating costs and expenses:
Selling and distribution	414,724	—		414,724	(1,946	)(e)	412,778
General and administrative	136,703	9,825	(c)	146,528	13,461	(f)	159,989

Total operating costs and expenses	551,427	9,825		561,252	11,515		572,767

Operating income	175,694	(35,566)		140,128	1,482		141,610
Other expense:
Interest expense	9,149	14,317	(d)	23,466	534	(g)	24,000
Other expense, net	122	—		122	—		122

Total other expense	9,271	14,317		23,588	534		24,122

Income from continuing operations before income taxes	166,423	(49,883)		116,540	948		117,488
Income tax expense	52,089	(17,459	)(h)	34,630	3,602	(h)	38,232

Income from continuing operations	$114,334	$(32,424)		$81,910	$(2,654)		$79,256

Earnings per Share, Basic and Diluted:
Basic							$0.46	(i)
Diluted							$0.46	(i)

Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,655,000

*	See notes to Earnings Release Tables

For the Three Months Ended December 31, 2011

Q4 2011	GAAP Q4 2011	Pro forma adjustments		Pro forma	Additional adjustments		Pro Forma Adjusted Q4 2011
	(Dollars in Thousands, Except Share and Per Share Data)
Total net sales	$541,530	$6,360	(a)	$547,890	$(4,426	)(e)	$543,464
Cost of sales	359,252	2,624	(a)	361,876	(7,307	)(e)	354,569

Gross profit	182,278	3,736		186,014	2,881		188,895
Related party license income	11,082	(11,082	)(b)	—	—		—
Operating costs and expenses:
Selling and distribution	107,146	—		107,146	(534	)(e)	106,612
General and administrative	37,247	2,457	(c)	39,704	2,466	(f)	42,170

Total operating costs and expenses	144,393	2,457		146,850	1,932		148,782

Operating income	48,967	(9,803)		39,164	949		40,113
Other expense:
Interest expense	1,864	3,901	(d)	5,765	235	(g)	6,000
Other expense, net	292	—		292	—		292

Total other expense	2,156	3,901		6,057	235		6,292

Income from continuing operations before income taxes	46,811	(13,704)		33,107	714		33,821
Income tax expense	15,780	(4,796	)(h)	10,984	493	(h)	11,477

Income from continuing operations	$31,031	$(8,908)		$22,123	$221		$22,344

Earnings per Share, Basic and Diluted:
Basic							$0.13	(i)
Diluted							$0.13	(i)

Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,655,000

*	See notes to Earnings Release Tables

For the Three Months Ended September 30, 2012

Q3 QTD 2012	GAAP Q3 QTD 2012	Pro forma adjustments		Pro forma	Additional adjustments		Pro Forma Adjusted Q3 QTD 2012
	(Dollars in Thousands, Except Share and Per Share Data)
Total net sales	$574,853	$6,561	(a)	$581,414	$(644	)(e)	$580,770
Cost of sales	370,215	3,421	(a)	373,636	(4,533	)(e)	369,103

Gross profit	204,638	3,140		207,778	3,889		211,667
Related party license income	10,727	(10,727	)(b)	—	—		—
Operating costs and expenses:
Selling and distribution	125,551	—		125,551	(434	)(e)	125,117
General and administrative	46,456	(5,545	)(c)	40,911	773	(f)	41,684

Total operating costs and expenses	172,007	(5,545)		166,462	339		166,801

Operating income	43,358	(2,042)		41,316	3,550		44,866
Other expense:
Interest expense	990	5,010	(d)	6,000	—	(g)	6,000
Other expense, net	97	—		97	—		97

Total other expense	1,087	5,010		6,097	—		6,097

Income from continuing operations before income taxes	42,271	(7,052)		35,219	3,550		38,769
Income tax expense	15,979	(2,469	)(h)	13,510	(1,700	)(h)	11,810

Income from continuing operations	$26,292	$(4,583)		$21,709	$5,250		$26,959

Earnings per Share, Basic and Diluted:
Basic							$0.16	(i)
Diluted							$0.16	(i)

Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,655,000

*	See notes to Earnings Release Tables

For the Three Months Ended September 30, 2011

Q3 QTD 2011	GAAP Q3 QTD 2011	Pro forma adjustments		Pro forma	Additional adjustments		Pro Forma Adjusted Q3 QTD 2011
	(Dollars in Thousands, Except Share and Per Share Data)
Total net sales	$509,570	$5,734	(a)	$515,304	$(1,160	)(e)	$514,144
Cost of sales	337,018	2,362	(a)	339,380	(4,784	)(e)	334,596

Gross profit	172,552	3,372		175,924	3,624		179,548
Related party license income	11,129	(11,129	)(b)	—	—		—
Operating costs and expenses:
Selling and distribution	103,881	—		103,881	(427	)(e)	103,454
General and administrative	31,808	2,455	(c)	34,263	5,321	(f)	39,584

Total operating costs and expenses	135,689	2,455		138,144	4,894		143,038

Operating income	47,992	(10,212)		37,780	(1,270)		36,510
Other expense:
Interest expense	2,075	3,676	(d)	5,751	249	(g)	6,000
Other expense, net	600	—		600	—		600

Total other expense	2,675	3,676		6,351	249		6,600

Income from continuing operations before income taxes	45,317	(13,888)		31,429	(1,519)		29,910
Income tax expense	12,180	(4,861	)(h)	7,319	2,064	(h)	9,383

Income from continuing operations	$33,137	$(9,027)		$24,110	$(3,583)		$20,527

Earnings per Share, Basic and Diluted:
Basic							$0.12	(i)
Diluted							$0.12	(i)

Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,655,000

*	See notes to Earnings Release Tables

For the Nine Months Ended September 30, 2012

Q3 YTD 2012	GAAP Q3 YTD 2012	Pro forma adjustments		Pro forma	Additional adjustments		Pro Forma Adjusted Q3 YTD 2012
	(Dollars in Thousands, Except Share and Per Share Data)
Total net sales	$1,681,327	$17,488	(a)	$1,698,815	$(2,749	)(e)	$1,696,066
Cost of sales	1,089,098	7,860	(a)	1,096,958	(14,101	)(e)	1,082,857

Gross profit	592,229	9,628		601,857	11,352		613,209
Related party license income	32,043	(32,043	)(b)	—	—		—
Operating costs and expenses:
Selling and distribution	368,408	—		368,408	(1,475	)(e)	366,933
General and administrative	121,435	(4,631	)(c)	116,804	3,606	(f)	120,410

Total operating costs and expenses	489,843	(4,631)		485,212	2,131		487,343

Operating income	134,429	(17,784)		116,645	9,221		125,866
Other expense:
Interest expense	3,600	14,193	(d)	17,793	207	(g)	18,000
Other expense, net	780	—		780	—		780

Total other expense	4,380	14,193		18,573	207		18,780

Income from continuing operations before income taxes	130,049	(31,977)		98,072	9,014		107,086
Income tax expense	46,066	(11,192	)(h)	34,874	(1,200	)(h)	33,674

Income from continuing operations	$83,983	$(20,785)		$63,198	$10,214		$73,412

Earnings per Share, Basic and Diluted:
Basic							$0.42	(i)
Diluted							$0.42	(i)

Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,655,000

*	See notes to Earnings Release Tables

For the Nine Months Ended September 30, 2011

Q3 YTD 2011	GAAP Q3 YTD 2011	Pro forma adjustments		Pro forma	Additional adjustments		Pro Forma Adjusted Q3 YTD 2011
	(Dollars in Thousands, Except Share and Per Share Data)
Total net sales	$1,484,221	$20,477	(a)	$1,504,698	$(4,356	)(e)	$1,500,342
Cost of sales	982,058	7,274	(a)	989,332	(14,472	)(e)	974,860

Gross profit	502,163	13,203		515,366	10,116		525,482
Related party license income	31,598	(31,598	)(b)	—	—		—
Operating costs and expenses:
Selling and distribution	307,578	—		307,578	(1,412	)(e)	306,166
General and administrative	99,456	7,368	(c)	106,824	10,995	(f)	117,819

Total operating costs and expenses	407,034	7,368		414,402	9,583		423,985

Operating income	126,727	(25,763)		100,964	533		101,497
Other expense (income):
Interest expense	7,285	10,416	(d)	17,701	299	(g)	18,000
Other expense (income), net	(170)	—		(170)	—		(170)

Total other expense	7,115	10,416		17,531	299		17,830

Income from continuing operations before income taxes	119,612	(36,179)		83,433	234		83,667
Income tax expense	36,309	(12,663	)(h)	23,646	3,109	(h)	26,755

Income from continuing operations	$83,303	$(23,516)		$59,787	$(2,875)		$56,912

Earnings per Share, Basic and Diluted:
Basic							$0.33	(i)
Diluted							$0.33	(i)

Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,655,000

*	See notes to Earnings Release Tables

The adjusted results differ from the Company’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	An agreement with certain wholly-owned subsidiaries of Dean Foods, pursuant to which such Dean Foods subsidiaries will continue to sell and distribute certain WhiteWave products. This agreement modifies our historical intercompany arrangements and reflects new pricing. The net effect of the agreement is an estimated increase in total net sales and an estimated increase in cost of sales for the following periods:

•	$26.8 million and $8.8 million for the year ended December 31, 2011.

•	$6.4 million and $2.1 million for the three months ended December 31, 2011.

•	$6.6 million and $2.8 million for the three months ended September 30, 2012.

•	$5.7 million and $2.1 million for the three months ended September 30, 2011.

•	$17.5 million and $6.3 million for the nine months ended September 30, 2012.

•	$20.5 million and $6.6 million for the nine months ended September 30, 2011.

ii.	A manufacturing agreement with a certain wholly-owned subsidiary of Dean Foods pursuant to which such Dean Foods subsidiary will continue manufacturing various WhiteWave products on our behalf. The agreement modifies our historical intercompany arrangements and reflects new pricing. The net effect of the agreement is an estimated increase in cost of sales for the following periods:

•	$1.1 million for the year ended December 31, 2011.

•	$0.5 million for the three months ended December 31, 2011.

•	$0.6 million for the three months ended September 30, 2012.

•	$0.3 million for the three months ended September 30, 2011.

•	$1.6 million for the nine months ended September 30, 2012.

•	$0.7 million for the nine months ended September 30, 2011.

(b)	The adjustment reflects the elimination of license income associated with our intellectual property license agreement with a wholly-owned subsidiary of Dean Foods. In connection with the IPO, this agreement has been terminated and we have entered into an agreement to transfer the intellectual property subject to this license agreement to such Dean Foods subsidiary. The effect of this agreement is to eliminate the related party license income for all periods presented.

(c)	The adjustment reflects:

i.	The recurring impact on stock compensation expense for grants to officers, directors and employees made in connection with the IPO (the “IPO grants”).

•	$9.8 million for the year ended December 31, 2011.

•	$2.5 million for the three months ended December 31, 2011.

•	$2.5 million for the three months ended September 30, 2012.

•	$2.5 million for the three months ended September 30, 2011.

•	$7.4 million for the nine months ended September 30, 2012.

•	$7.4 million for the nine months ended September 30, 2011.

ii.	Elimination of non-recurring transaction costs we have incurred in connection with the IPO.

•	$nil million for the year ended December 31, 2011.

•	$nil million for the three months ended December 31, 2011.

•	$8.0 million for the three months ended September 30, 2012.

•	$nil million for the three months ended September 30, 2011.

•	$12 million for the nine months ended September 30, 2012.

•	$nil million for the nine months ended September 30, 2011.

(d)	The adjustment reflects:

i.	Elimination of the interest expense related to our historical indebtedness.

•	$15.7 million for the year ended December 31, 2011.

•	$3.7 million for the three months ended December 31, 2011.

•	$3.0 million for the three months ended September 30, 2012.

•	$3.8 million for the three months ended September 30, 2011.

•	$9.6 million for the nine months ended September 30, 2012.

•	$12.0 million for the nine months ended September 30, 2011.

ii.	Expected interest expense and the amortization of deferred financing costs on our new borrowings under the revolving credit facility and term loan facilities.

•	$23.9 million for the year ended December 31, 2011.

•	$5.9 million for the three months ended December 31, 2011.

•	$6.0 million for the three months ended September 30, 2012.

•	$6.0 million for the three months ended September 30, 2011.

•	$18.0 million for the nine months ended September 30, 2012.

•	$18.0 million for the nine months ended September 30, 2011.

iii.	Elimination of interest income associated with our loan agreement with a wholly-owned subsidiary of Dean Foods related to the license income under the intellectual property license agreement.

•	$6.1 million for the year ended December 31, 2011.

•	$1.7 million for the three months ended December 31, 2011.

•	$2.0 million for the three months ended September 30, 2012.

•	$1.5 million for the three months ended September 30, 2011.

•	$5.8 million for the nine months ended September 30, 2012.

•	$4.4 million for the nine months ended September 30, 2011.

(e)	The adjustment reflects:

i.	A transitional sales agreement with a certain wholly-owned subsidiary of Dean Foods whereby the Dean Foods subsidiary will transfer back to us responsibility for its sales and associated costs of certain WhiteWave products. The net effect of the agreement is an estimated increase in total net sales for the following periods:

•	$22.3 million for the year ended December 31, 2011.

•	$6.1 million for the three months ended December 31, 2011.

•	$6.1 million for the three months ended September 30, 2012.

•	$5.5 million for the three months ended September 30, 2011.

•	$19.0 million for the nine months ended September 30, 2012.

•	$16.2 million for the nine months ended September 30, 2011.

ii.	A transitional sales agreement with a certain wholly-owned subsidiary of Dean Foods whereby we will transfer to the Dean Foods subsidiary the responsibility for the sales and associated costs of our aerosol whipped topping and other non-core products. The net effect of the agreement is a decrease in total net sales, a decrease in cost of sales, and a decrease in selling and distribution expense for the following periods:

•	$31.1 million, $21.8 million and $1.9 million for the year ended December 31, 2011.

•	$10.5 million, $7.3 million and $0.5 million for the three months ended December 31, 2011.

•	$6.7 million, $4.5 million and $0.4 million for the three months ended September 30, 2012.

•	$6.7 million, $4.8 million and $0.4 million for the three months ended September 30, 2011.

•	$21.7 million, $14.1 million and $1.5 million for the nine months ended September 30, 2012.

•	$20.6 million, $14.5 million and $1.4 million for the nine months ended September 30, 2011.

(f)	The adjustment reflects:

i.	Elimination of the historical corporate costs allocated to us by Dean Foods.

•	$32.7 million for the year ended December 31, 2011.

•	$8.8 million for the three months ended December 31, 2011.

•	$10.5 million for the three months ended September 30, 2012.

•	$6.9 million for the three months ended September 30, 2011.

•	$30.3 million for the nine months ended September 30, 2012.

•	$23.8 million for the nine months ended September 30, 2011.

ii.	Elimination of the non-cash impact on stock compensation expense for the IPO grants.

•	$9.8 million for the year ended December 31, 2011.

•	$2.5 million for the three months ended December 31, 2011.

•	$2.5 million for the three months ended September 30, 2012.

•	$2.5 million for the three months ended September 30, 2011.

•	$7.4 million for the nine months ended September 30, 2012.

•	$7.4 million for the nine months ended September 30, 2011.

iii.	Impact of excluding the benefit of $0.9 million recorded for the favorable settlement of taxing authority examinations for the three months ended September 30, 2011, nine months ended September 30, 2011, and year ended December 31, 2011.

iv.	The inclusion of estimated stand-alone public company costs, including the costs of corporate services currently provided by Dean Foods.

•	$55.0 million for the year ended December 31, 2011.

•	$13.8 million for the three months ended December 31, 2011.

•	$13.8 million for the three months ended September 30, 2012.

•	$13.8 million for the three months ended September 30, 2011.

•	$41.3 million for the nine months ended September 30, 2012.

•	$41.3 million for the nine months ended September 30, 2011.

(g)	The adjustment reflects incremental expected interest expense on our new borrowings under our senior secured credit facilities for an estimated $24 million in annual costs.

(h)	The income tax benefit in the pro forma adjustments column is recorded at the U.S. federal statutory rate of 35% which is consistent with taxes as reported in the Prospectus.

Income tax expense in the additional adjustments column represents the amount required to adjust the 35% statutory rate to the estimated effective rate on all adjustments in the pro forma adjustments and additional adjustments columns. All 2011 periods presented include a $2.3 million favorable non-cash settlement of a taxing authority examination.

(i)	For all periods presented, the number of shares used to compute basic earnings per share is 173,000,000, which is comprised of 23,000,000 shares of Class A common stock (the number of shares outstanding upon completion of our IPO) and 150,000,000 shares of Class B common stock. The number of shares used to compute diluted earnings per share is 173,655,000, which includes the dilutive impact of RSUs issued as part of the IPO grants.

Reconciliation of WhiteWave-Alpro Segment Data to WWF Operating Company Stand-Alone Financial Data

Unaudited

(In thousands)

	Three Months Ended September 30, 2012
	Historical Segment Results	Sales by Related Parties (a)	Sales to Related Parties (b)	Hero Disc Op’s (c)	Related Party License Agreement (d)	Other Adjustments (e)	Stand-Alone Financial Results
Net sales to external customers	$598,383	$(47,876)	$—	$—	$—	$—	$550,507
Net sales to related parties	—	—	24,346	—	—	—	24,346

Total net sales	$598,383	$(47,876)	$24,346	$—	$—	$—	$574,853

Operating income	$64,205	$(13,769)	$—	$—	$10,727	$(17,805)	$43,358

	Three Months Ended September 30, 2011
	Historical Segment Results	Sales by Related Parties (a)	Sales to Related Parties (b)	Hero Disc Op’s (c)	Related Party License Agreement (d)	Other Adjustments (e)	Stand-Alone Financial Results
Net sales to external customers	$530,638	$(43,493)	$—	$(2,246)	$—	$—	$484,899
Net sales to related parties	—	—	24,671	—	—	—	24,671

Total net sales	$530,638	$(43,493)	$24,671	$(2,246)	$—	$—	$509,570

Operating income	$51,531	$(11,550)	$—	$2,647	$11,129	$(5,765)	$47,992

	Nine Months Ended September 30, 2012
	Historical Segment Results	Sales by Related Parties (a)	Sales to Related Parties (b)	Hero Disc Op’s (c)	Related Party License Agreement (d)	Other Adjustments (e)	Stand-Alone Financial Results
Net sales to external customers	$1,742,750	$(141,359)	$—	$—	$—	$—	$1,601,391
Net sales to related parties	—	—	79,936	—	—	—	79,936

Total net sales	$1,742,750	$(141,359)	$79,936	$—	$—	$—	$1,681,327

Operating income	$182,210	$(39,696)	$—	$—	$32,043	$(40,128)	$134,429

	Nine Months Ended September 30, 2011
	Historical Segment Results	Sales by Related Parties (a)	Sales to Related Parties (b)	Hero Disc Op’s (c)	Related Party License Agreement (d)	Other Adjustments (e)	Stand-Alone Financial Results
Net sales to external customers	$1,551,291	$(137,045)	$—	$(7,744)	$—	$—	$1,406,502
Net sales to related parties	—	—	77,719	—	—	—	77,719

Total net sales	$1,551,291	$(137,045)	$77,719	$(7,744)	$—	$—	$1,484,221

Operating income	$141,723	$(37,490)	$—	$11,247	$31,598	$(20,351)	$126,727

*	See notes to the Reconciliation Table

The historical financial results for WWF Opco differ from the results of the WhiteWave-Alpro segment for the same periods previously reported by Dean Foods in its Quarterly Report on Form 10-Q, filed on November 8, 2012. The selected data provided in the table above includes the following adjustments that were reflected in the preparation of WWF Opco’s results on a stand-alone basis:

(a)	A portion of WhiteWave-Alpro’s products are produced, distributed and sold by Dean Foods’ Fresh Dairy Direct and Morningstar segments. Those sales, together with their related costs, are included in Dean Foods’ historical WhiteWave-Alpro segment for management and segment reporting purposes. The adjustment reflects the elimination of these sales and operating income from WWF Opco’s results.

(b)	The adjustment reflects net sales to related parties for WhiteWave-Alpro’s sales of raw materials and finished products to Dean Foods’ Fresh Dairy Direct and Morningstar segments.

(c)	The adjustment reflects the elimination of the operations of the Hero joint venture, which have been reclassified as discontinued operations in WWF Opco’s results.

(d)	The adjustment reflects income for an intellectual property licensing agreement between WhiteWave-Alpro and Dean Foods’ Morningstar segment, whereby Morningstar has rights to use WhiteWave-Alpro’s intellectual property, in the manufacture of certain products. In connection with the IPO, this agreement has been terminated. In addition, WhiteWave-Alpro has transferred the intellectual property that is the subject of the license agreement to Morningstar.

(e)	The adjustments primarily reflect the allocation of corporate and shared service costs to WhiteWave-Alpro. These allocations include costs related to corporate and shared services such as executive management, supply chain, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury, and other services, as well as stock based compensation expense attributable to WhiteWave-Alpro employees and an allocation of stock based compensation attributable to employees of Dean Foods. These costs increased approximately $12 million in the three months ended September 30, 2012, and approximately $20 million in the nine months ended September 30, 2012, compared to the same periods in the prior year, due to $8 million and $12 million, respectively, of transaction costs related to the IPO, in addition to increased long-term incentive compensation and other corporate allocations.